Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report on the financial statements of the research products and operations of T Cell Diagnostics, Inc. dated May 17, 1996 which report appears on page 10 of Endogen, Inc.'s Form 8-K/A dated March 4, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/Price Waterhouse LLP

PRICE WATERHOUSE LLP


Boston, Massachusetts
November 13, 1996